UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2017 (July 25, 2017)

CUBESMART

CUBESMART L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Pennsylvania 19355
5 Old Lancaster Road Malvern, Pennsylvania 19355
(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Trustee

On July 25, 2017, the Board of Trustees (the “Board”) of the Company increased the size of the Board to nine members and immediately appointed Dorothy Dowling to serve as a member of the Board to fill the vacancy created thereby.  Ms. Dowling has also been appointed to serve on the Corporate Governance and Nominating committee of the Board.  After giving effect to Ms. Dowling’s appointment, the Corporate Governance and Nominating Committee consists of the following members:  Marianne M. Keler (Chair), Piero Bussani, Deborah R. Salzberg, Jeffrey Rogatz, and Dorothy Dowling.  There were no arrangements or understandings between Ms. Dowling and any person pursuant to which she was appointed a trustee.  Ms. Dowling received a restricted share grant with a grant value of $103,500 as compensation for Board service from the date of her appointment to the date of the 2018 Annual Meeting of Common Shareholders.  The restricted share grant will vest on August 25, 2018 and is made on terms commensurate with share grants made to other Company trustees.

Ms. Dowling, 60, is the Chief Marketing Officer and Senior Vice President of Sales for Best Western International, a private hotel brand with a global network of more than 4,200 hotel properties in more than 100 countries.  Prior to joining Best Western International in November 2004, Ms. Dowling worked for Aramark as the Vice President of Operations for Parks and Attractions.  From March 2001 through December 2002, Ms. Dowling was President and COO of Travelodge Canada.  Ms. Dowling has held other executive and leadership positions with Royal Host REIT, a lodging real estate investment trust, Travelodge, Inc. and Forte Hotels.  Ms. Dowling received her undergraduate and masters degrees from the University of Waterloo in Waterloo, Canada.  In addition, Ms. Dowling is a member of several hospitality and lodging trade groups, including service as the Vice President of the Global Business Travel Association.

In connection with Ms. Dowling’s appointment to the Board, we and our Operating Partnership entered into an indemnification agreement with Ms. Dowling in substantially the same form as the indemnification agreements that we have entered into with each of our other Trustees.  The indemnification agreement requires, among other matters, that we indemnify Ms. Dowling to the maximum extent permitted by law for all expenses and liabilities arising out of any proceeding involving Ms. Dowling by reason of her service as a member of our Board and advance to her all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: July 26, 2017	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: July 26, 2017	Title:	Senior Vice President, Chief Legal Officer & Secretary